CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [*****] INDICATES THAT INFORMATION HAS BEEN REDACTED. EXECUTION COPY THIS AMENDMENT AGREEMENT (the “Amendment Agreement”) is made on November 15, 2019 (the “Effective Date”) between: (1) SOCIÉTÉ NATIONALE DES HYDROCARBURES, a company established and duly incorporated under the laws of the Republic of Cameroon under company registration number RC Yaoundé J-58 with its registered office at P.O. Box 955, Yaoundé, Cameroon, represented for the purposes of this Agreement by [*****], duly authorised for the purposes hereof (“SNH”); (2) PERENCO CAMEROON SA, a limited liability company with a board of directors, with a share capital of [*****], established and duly incorporated under the laws of the Republic of Cameroon under company registration number RC/DLA/1982/B/8367, with its registered office at P.O. Box 1225 Douala, Cameroon, represented for this purpose by [*****] duly authorised for the purposes hereof (“Perenco”); (3) GOLAR HILLI CORPORATION, a company established and duly incorporated under the laws of the Marshall Islands, under company registration number 68975, with its registered office located at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960, represented for the purposes of this Agreement by Mr John Johansen, duly authorised for the purposes hereof (“Golar”); and (4) GOLAR CAMEROON SASU, a simplified limited company with a sole shareholder, with a share capital of CFA Francs ten million (XAF 10,000,000), established and duly incorporated under the laws of the Republic of Cameroon, under company registration number RC/DLA/2015/B/3350, with its registered office located at Avenue de Gaulle 600. Bonanjo, PO Box 1404, Douala, Cameroon, represented for the purposes of this Agreement by Mr John Johansen, duly authorised for the purposes hereof (“Golar Cam”). SNH, Perenco, Golar and Golar Cam, and their respective successors and permitted assignees (if any), may sometimes individually be referred to throughout this Agreement as a “Party” and collectively as the “Parties” (and, where the context requires, each of SNH and Perenco may together be referred to as a single Party, and each of Golar and Golar Cam may together be referred to as a single Party). RECITALS: (A) The Parties entered into a liquefaction tolling agreement dated 29 November 2017 (the “LTA”) in connection with the development of a floating liquefied natural gas export project offshore Kribi, in Cameroon (the “Project”). (B) The Parties now wish to amend the LTA in accordance with the provisions hereof. NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged it is agreed as follows: 1 DEFINITIONS, INTERPRETATION AND LANGUAGE 1.1 Definitions

Unless the context otherwise requires and save as mentioned herein, words and expressions defined in the LTA shall have the same meanings when used in this Amendment Agreement. 1.2 Interpretation References in the LTA to “this Agreement” shall, with effect on and from the Effective Date and unless the context otherwise requires, be references to the LTA as amended and/or supplemented by this Amendment Agreement and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the LTA, shall be construed accordingly. 1.3 Incorporation of certain references Clauses 1.2 (as amended by this Amendment Agreement), 1.3, 31.4 and 31.5 of the LTA shall be deemed to be incorporated in this Amendment Agreement in full, mutatis mutandis. 2 AMENDMENTS TO THE LTA 2.1 The LTA shall be amended with effect on and from the Effective Date as set out in this Clause 2. 2.2 Clause 1.2 of the LTA shall be amended by: (i) Deleting the definitions of “Base Capacity”, “Monthly Component”, “Purging and Cool Down Fee” and “Tolling Fee” and replacing them with the following: ““Base Capacity” means LNG liquefaction capacity of 1.2 MMTPA or pro rata thereof in the first and last Contract Year. In respect of the first Contract Year, the Base Capacity shall be calculated from the Acceptance Date, notwithstanding that the first Contract Year may commence after the Acceptance Date.” ““Monthly Component” means twelve (12); provided, however, that (i) for the first and last Contract Year, Monthly Component shall mean the number of months in the respective Contract Year with the first and last months in such Contract Year being prorated based upon the number of days in such month (if the first and last months are not full calendar months), and (ii) [*****]” ““Purging and Cool Down Fee” shall have the meaning set out in Clause 5.1(f).” ““Tolling Fee” means the sum of the Base Tolling Fee and the Excess Tolling Fee.” (ii) Adding the following new definitions in alphabetical order: ““Base Tolling Fee” has the meaning given to it in Clause 5.1(a).” ““Excess Base Capacity” means the LNG liquefaction capacity over and above the Base Capacity notified by the Customer in respect of a Contract Year if [*****].” ““Excess Tolling Fee” has the meaning given to it in Clause 5.1(e).” ““MMBTU Excess Base Capacity” shall be the MMBTU equivalent of the Excess Base Capacity, and shall be calculated by multiplying the Excess Base Capacity [*****].”

““Monthly Excess Base Capacity” means the Excess Base Capacity divided by the Monthly Component.” 2.3 Clause 3.1 of the LTA shall be amended by inserting “and the Excess Base Capacity” after “the Base Capacity” in the 2nd line. 2.4 Clause 5.1 of the LTA shall be deleted in its entirety and replaced with the following: “5.1 Fees Customer shall, as compensation for the performance by Golar and Golar Cam of the Services, pay to Golar the sum of the following components (such sum collectively referred to as the “Fee”) in respect of the period from the Acceptance Date until the end of the Term (the “Services Period”): (a) A monthly fee (the “Base Tolling Fee”) payable in arrears in an amount equal to (1) the MMBTU Base Capacity for the applicable Contract Year divided by (2) the Monthly Component and multiplied by (3) the price per MMBTU (based on Gross Heating Value), which shall be calculated as follows: (i) Brent Crude Price > [*****]. (ii) Brent Crude Price > USD60 but [*****]. (iii) Brent Crude Price < USD60: [*****]. The “Brent Crude Price” shall be the un-weighted arithmetic average (expressed in USD per barrel) of the Dated Brent Index values for the three (3) months immediately preceding (but excluding) the calendar month in respect of which the Tolling Fee is calculated and for which payment is due pursuant to Clause 5.1. “Dated Brent Index” means, for a calendar month, the un-weighted arithmetic average (expressed in USD per barrel) of all Dated Brent values for each quoted day of such calendar month; and “Dated Brent” means the daily arithmetic average of the high and low assessment prices (expressed in USD per barrel) published on a given quoted day in Platts Oilgram Price Report under the heading “Crude price assessments ($/bbl)” under the “International” Clause for the “Brent (DTD)” quotation (Platts code: PCAAS00). The above Base Tolling Fee shall be applicable in all circumstances during the Services Period. (b) The Customer shall have [*****] to instruct Golar to increase the LNG liquefaction capacity of the FLNG Facility up to a maximum of [*****] metric tonnes in excess of the Base Capacity for the Contract Year starting on [*****]. (c) The Customer shall have [*****], to instruct Golar to increase the LNG liquefaction capacity of the FLNG Facility up to a maximum of [*****]. (d) For the avoidance of doubt, [*****]. (e) Golar shall comply with any such instructions within the relevant [*****] period (or a shorter time period which can be reasonably accommodated given the operational limitations of the FLNG Facility) provided that it is reasonable to do so in accordance with International LNG Terminal Standards, the Gas Agreement and applicable law. Once Golar are able to achieve the Excess Base Capacity notified by the Customer, Golar shall notify the Customer in writing, following which an additional monthly fee (the “Excess Tolling Fee”) payable in arrears in an amount equal to (1) the MMBTU Excess Base Capacity for the applicable Contract Year divided by (2) the Monthly Component and multiplied by (3) the price per MMBTU (based on Gross Heating Value), which shall be calculated as follows (commencing on the first day of the calendar month following such notification by Golar): (i) Brent Crude Price > [*****]. (ii) Brent Crude Price >USD60 [*****]. (iii) Brent Crude Price < USD60: [*****]. (f) Purging and Cool Down Fee. If the Customer receives purging and cool down pursuant to Clause 15.9(a) [*****] (“Purging and Cool Down Fee”). The Purging and Cool Down Fee shall be payable in arrears and invoiced pursuant to Clause 6.2. For the avoidance of doubt, [*****].” 2.5 Clause 5.2(b) of the LTA shall be amended by deleting the references to “(or, as the case may be, Clause 5.1(b))” in the 8th and 17th lines and replacing them with “(and, as the case may be, Clause 5.1(e))”. 2.6 Clause 8.1 of the LTA shall be amended by inserting “and the Excess Base Capacity” after “the Base Capacity” in the 8th line. 2.7 Clause 10.1(a) of the LTA shall be amended by inserting “and the Excess Base Capacity” after “the Base Capacity” in the 3rd line. 2.8 Clause 12.1(d) of the LTA shall be amended by inserting “and the Excess Base Capacity” after “the Base Capacity” in the 2nd and 3rd lines. 2.9 Clause 13.1 of the LTA shall be amended by inserting “and the Excess Base Capacity” after “the Base Capacity” in the 6th line. 2.10 Clause 13.3(d)(i) of the LTA shall be deleted in its entirety and replaced with the following: “(i) If Golar delivers to the Customer, in a calendar month, less than [*****] of the lesser of (a) the sum of the Monthly Base Capacity and the Monthly Excess Base Capacity or (b) the quantity of LNG actually required by Customer to be delivered (the lesser of the sum of the Monthly Base Capacity and the Monthly Excess Base Capacity or actual required quantity in a calendar month being the “RMQ”), and such failure is primarily attributable to Services Unavailability, then, subject to Clauses 13.3(ii), (iii) and (iv) below, the Customer shall be entitled to make a deduction from the Tolling Fee for the applicable calendar month which is [*****].” 2.11 Clause 17 of the LTA shall be deleted in its entirety and replaced with the following:

“17 CREDIT SUPPORT 17.1 Golar Credit Support (a) Golar shall provide a bank guarantee issued by an internationally recognised bank and acceptable to the Customer (the “Golar Credit Support”), guaranteeing the obligations of Golar to pay Daily LDs and the Termination Balloon Payment under Clause 9.4(e) above, [*****], and termination fees under Clause 18.2(a), capped at a maximum of [*****] less [*****]; save that when the FLNG Vessel has produced over 3.6 million tonnes of LNG (including, for the avoidance of doubt, LNG produced during the Commissioning Period) [*****]. 17.2 Customer Credit Support (a) Perenco shall provide bank guarantees issued by three (3) or more internationally recognised banks acceptable to Golar (each a “Bank Guarantee” and together the “Perenco Credit Support”), guaranteeing (on a pro-rated basis) the obligations of Perenco to pay termination fees under Clause 18.2(b) below, capped at a maximum aggregate amount of [*****] (the “Maximum Aggregate Amount”). Both the Maximum Aggregate Amount and the maximum amount of each Bank Guarantee shall reduce (on a pro-rated basis) as from the second (2nd) anniversary of the Acceptance Date by [*****] (as at the time of termination) payable for the remaining duration of this Agreement. Golar undertakes that it shall not make a demand for payment under some but not all of the Bank Guarantees, and that the amount of any demand pursuant to an individual Bank Guarantee will be calculated by Golar on a pro rata basis, meaning such amount shall bear the same proportion to the aggregate total amount demanded under the Perenco Credit Support in respect of the termination event or repudiatory breach in question, as the maximum amount of the relevant Bank Guarantee bears to the Maximum Aggregate Amount (each as amended from time to time). (b) SNH shall provide a guarantee guaranteeing SNH’s obligations to pay termination fees under Clause 18.2(b) below, [*****], and which reduces as from the second (2nd) anniversary of the Acceptance Date by [*****] (as at the time of termination) payable for the remaining duration of this Agreement, or alternative security reasonably acceptable to Golar (the “SNH Credit Support”).” 2.12 Annex 2 (Project Specifications) of the LTA shall be deleted in its entirety and replaced with the following: “ANNEX 2 - PROJECT SPECIFICATIONS Component, Mol % Minimum Maximum C02 [*****] [*****] Nitrogen [*****] [*****]

Methane	[*****]	[*****]
Ethane	[*****]	[*****]
Propane	[*****]	[*****]
i-Butane	[*****]	[*****]
n-Butane	[*****]	[*****]
i-Pentane	[*****]	[*****]
n-Pentane	[*****]	[*****]
C6+	[*****]	[*****]
Benzene	[*****]	[*****]
Toluene	[*****]	[*****]
H20	[*****]	[*****]
Eglycol	[*****]	[*****]
m-Mstyrene	[*****]	[*****]
MW	[*****]	[*****]

The above minimum and maximum levels are derived from the following [*****]:

	[*****]		[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
CO2	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Nitrogen	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Methane	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Ethane	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Propane	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
i-Butane	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
n-Butane	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
i-Pentane	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
n-Pentane	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
n-Hexane	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Benzene	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
C_6*	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Toluene	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
C_7*	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
C_8*	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
C_9*	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
C_10*	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
C_11*	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
C_12*	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
C_13*	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
C_14*	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

C_15*	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
C_16*	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
H2O	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
EGlycol	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
n-Heptane	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
n-Octane	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
n-Nonane	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
n-Decane	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
E-Benzene	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
m-MStyrene	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
TOTAL	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
=>C6	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
MW	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

FEED GAS INLET CONDITIONS (GAS RECEIPT POINT) • Maximum Feed Gas inlet rate: [*****] • Normal operating pressure: [*****] [*****][*****][*****] FLNG SITE FLNG Site is defined by the following coordinates (with reference point being the FLNG Vessel’s soft yoke mooring swivel): UTM Zone 32N, CM 9°E, Manoca 1962 Datum X (m) 593 089 Y (m) 333 292 WIND, WAVES AND CURRENT DATA Wind, waves and current data are defined in the following reports prepared by BMT Argoss: • “Extreme wave conditions near Kribi (Cameroon)”, reference RP_A15123, revision 1, dated 4 June 2015

• “Metocean conditions near Kribi (Cameroon)”, reference RP_A15143, revision 1, dated 1 September 2015. MOORING FACILITIES Soft yoke mooring system 3 NOTICE TO BANKS Within 2 (two) Business Days of the Effective Date, Golar and Perenco shall duly sign and issue each of the forms of beneficiary reduction request and written confirmation of value reduction at Schedule 1 each with an effective date of 2 (two) Business Days thereafter (unless the parties otherwise agree) and send these to the applicable banks which issued the Golar Credit Support and the Perenco Credit Support. Golar and Perenco shall duly sign and issue further beneficiary reduction requests and written confirmations of value reduction to give effect to the amendments made to clause 17.1 and clause 17.2 of the LTA set out in Clause 2.14 above at the relevant time. 4 EXCHANGE OF SNH CREDIT SUPPORT At any time following the Effective Date, SNH may request a meeting between its and Golar’s representatives for the purpose of exchanging originals of the current version of the SNH Credit Support issued to Golar dated 29 November 2017 [*****]. 5 TERM OF LTA 5.1 Subject to Clause 5.2 below, the Parties hereby confirm and agree that they will use reasonable endeavours to agree a further amendment to the LTA (the “LTA Term Amendment Agreement”) by [*****] to delete the current Clause 2.1 of the LTA in full and replace it with the following: “2.1 Term The term of this Agreement (the “Term”) shall commence on the Effective Date and shall expire on the earlier of: (a) the eighth (8th) anniversary of the Acceptance Date; or (b) termination pursuant to Clause 18. [*****].” 5.2 The Parties agree and confirm that the entry into the LTA Term Amendment Agreement will be subject to the agreement by all Parties thereto to extend the current term of the Gas Convention to align the expiry date thereof with the revised Term of the LTA as amended by the LTA Amendment Agreement (the “Gas Convention Extension”). The Parties further confirm and agree that they will use reasonable endeavours to negotiate, agree and enter into a fully effective amendment agreement to the Gas Convention between all the parties thereto to reflect the Gas Convention Extension by [*****].

6 REPRESENTATIONS AND WARRANTIES 6.1 Each Party represents and warrants that the representations and warranties it gives in clause 21 of the LTA are true and correct as at the date of this Amendment Agreement with reference to the facts and circumstances existing at such date, in relation to both this Amendment Agreement and the LTA as amended by this Amendment Agreement. 6.2 Each Party further represents and warrants that this Amendment Agreement constitutes its legal, valid, binding and enforceable obligations in accordance with its terms. 7 MISCELLANEOUS 7.1 Continuation of LTA Save as amended by this Amendment Agreement, the provisions of the LTA shall continue in full force and effect and each of the LTA and this Amendment Agreement shall be read and construed as one instrument. 7.2 Severance of Invalid Provisions If and for so long as any provision of this Amendment Agreement shall be deemed to be invalid for any reason whatsoever, such invalidity shall not affect the validity or operation of any other provision of this Amendment Agreement except only so far as shall be necessary to give effect to the construction of such invalidity, and any such invalid provision shall be deemed severed from this Amendment Agreement without affecting the validity of the balance of this Amendment Agreement. 7.3 Counterpart Execution This Amendment Agreement may be executed in any number of counterparts and each such counterpart shall be deemed an original Amendment Agreement for all purposes, provided that no Party shall be bound to this Amendment Agreement unless and until both Parties have executed a counterpart. 8 CHOICE OF LAW AND DISPUTE RESOLUTION 8.1 Choice of Law This Amendment Agreement (and any non-contractual obligations which may arise out of or in connection with it) shall be governed by and construed in accordance with English law, without regard to its rules of conflict of laws that would require the application of laws of a different jurisdiction. 8.2 Arbitration Any Dispute arising out of or in connection with this Amendment Agreement shall be referred to and finally resolved by arbitration under the LCIA Rules (the “Rules”) of the LCIA Court (formerly the London Court of International Arbitration), save that the Parties do not waive their right to any form of appeal to any state court or other legal authority.

8.3 Procedure for Arbitration (a) The arbitral tribunal shall consist of three (3) arbitrators. The claimant shall nominate one arbitrator; the respondent shall nominate the second arbitrator; and a third arbitrator, who shall serve as chairman, shall be appointed by the LCIA Court within fifteen (15) days of the appointment of the second arbitrator. (b) For the avoidance of any doubt, SNH and Perenco shall only be entitled to collectively appoint one arbitrator, and Golar and Golar Cam shall only be entitled to collectively appoint one arbitrator. If SNH or Perenco commences arbitration otherwise than jointly with the other, the arbitrator appointed by it shall be deemed to have been appointed with the agreement of the other. If Golar or Golar Cam commences arbitration otherwise than jointly with the other, the arbitrator appointed by it shall be deemed to have been appointed with the agreement of the other. (c) In the event the claimant or the respondent shall fail to nominate an arbitrator within the time limits specified in the Rules, such arbitrator shall be appointed by the LCIA Court within fifteen (15) days of such failure. In the event that both the claimant and the respondent fail to nominate an arbitrator within the time limits specified in the Rules, all three arbitrators shall be appointed by the LCIA Court within fifteen (15) days of such failure who shall designate one of them as chairman. (d) If both parties so agree, there shall be a sole arbitrator appointed by the LCIA Court within fifteen (15) days of such agreement. (e) The seat of arbitration shall be Geneva, Switzerland, and the language of the arbitration shall be English.

SCHEDULE 1 FORMS OF BENEFICIARY REDUCTION REQUEST AND WRITTEN CONFIRMATION OF VALUE REDUCTION Part A – Golar Beneficiary Reduction Request To: [*****] [Date] Dear Sirs, Beneficiary Reduction Request Performance Guarantee reference No. [*****] dated [*****] We refer to the performance guarantee mentioned above (hereinafter called the “Performance Guarantee”). This is a Beneficiary Reduction Request under the Performance Guarantee. All terms defined in the Performance Guarantee have the same meaning in this Beneficiary Reduction Request. We request your agreement to a reduction in the amount of the Performance Guarantee from the current value of [*****] by [*****] to [*****] with such reduction to take effect on (insert date). Yours faithfully, ..................... Duly authorised for and on behalf of Perenco Cameroon SA and Société Nationale des Hydrocarbures Name: ……………….. ..................... Duly authorised for and on behalf of Golar Hilli Corporation Name: ………………..

Part B – Perenco Written Confirmation of Value Reduction ([*****]) To: [*****] [Date] Dear Sirs, Written Confirmation of Value Reduction Performance Guarantee reference No. [*****] dated [*****] We refer to the performance guarantee mentioned above (hereinafter called the “Performance Guarantee”). This is a Written Confirmation under the Performance Guarantee. Terms defined in the Performance Guarantee have the same meaning in this Written Confirmation. We request your agreement to a reduction in the Maximum Amount of the Performance Guarantee from the current value of [*****]by [*****] to [*****] with such reduction to take effect on (insert date). We confirm that we have requested a pro rata reduction of the maximum amount of all of the Performance Guarantees, such that following the reductions thereunder and hereunder the revised Aggregate Maximum Amount shall be [*****] and the proportion the revised Maximum Amount will bear to the revised Aggregate Maximum Amount shall remain [*****]. Yours faithfully, ..................... For and on behalf of Golar Hilli Corporation ..................... For and on behalf of Perenco Cameroon SA

Part C – Perenco Written Confirmation of Value Reduction ([*****]) To: [*****] [Date] Dear Sirs, Written Confirmation of Value Reduction Performance Guarantee reference No. [*****] dated [*****] We refer to the performance guarantee mentioned above (hereinafter called the “Performance Guarantee”). This is a Written Confirmation under the Performance Guarantee. Terms defined in the Performance Guarantee have the same meaning in this Written Confirmation. We request your agreement to a reduction in the Maximum Amount of the Performance Guarantee from the current value of [*****] by [*****] to [*****] with such reduction to take effect on (insert date). We confirm that we have requested a pro rata reduction of the maximum amount of all of the Performance Guarantees, such that following the reductions thereunder and hereunder the revised Maximum Aggregate Amount shall be [*****] and the proportion the revised Maximum Amount will bear to the revised Maximum Aggregate Amount shall remain [*****]. Yours faithfully, ..................... For and on behalf of Golar Hilli Corporation ..................... For and on behalf of Perenco Cameroon SA

Part D – Perenco Written Confirmation of Value Reduction ([*****]) To: [*****] [Date] Dear Sirs, Written Confirmation of value reduction Performance Guarantee reference No. [*****] dated [*****] We refer to the performance guarantee mentioned above (hereinafter called the “Performance Guarantee”). This is a Written Confirmation under the Performance Guarantee. Terms defined in the Performance Guarantee have the same meaning in this Written Confirmation. We request your agreement to a reduction in the Maximum Amount of the Performance Guarantee from the current value of [*****] by [*****] to [*****] with such reduction to take effect on (insert date). We confirm that we have requested a pro rata reduction of the maximum amount of all of the Performance Guarantees, such that following the reductions thereunder and hereunder the revised Maximum Aggregate Amount shall be [*****] and the proportion the revised Maximum Amount will bear to the revised Maximum Aggregate Amount shall remain [*****]. Yours faithfully, ..................... For and on behalf of Golar Hilli Corporation ..................... For and on behalf of Perenco Cameroon SA

SCHEDULE 2 [*****]

EXECUTION PAGE SIGNED for and on behalf of SOCIÉTÉ NATIONALE DES HYDROCARBURES By:____/s/ Adolphe Moudiki_____________ Name: ADOLPHE MOUDIKI Position: EXECUTIVE-GENERAL MANAGER SIGNED for and on behalf of PERENCO CAMEROON SA By:____/s/ Adrien Broche_____________ Name: ADRIEN BROCHE Position: GENERAL MANAGER SIGNED for and on behalf of GOLAR HILLI CORPORATION By:____/s/ John Johansen_____________ Name: JOHN JOHANSEN Position: ATTORNEY-IN-FACT SIGNED for and on behalf of GOLAR CAMEROON SASU By:____/s/ John Johansen________________ Name: JOHN JOHANSEN Position: GENERAL MANAGER